SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of Earliest Event Reported): September 17, 1999



                         United Retail Group, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



       Delaware                       00019774                   51-0303670
    ---------------                 -----------             ------------------
    (State or other                 (Commission                (IRS Employer
    jurisdiction of                 File Number)            Identification No.)
    incorporation)


365 West Passaic Street, Rochelle Park, NJ                          07662
------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code: (201) 845-0880

                               Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



Item 5.  Other Events.

a)   Right of First Refusal Agreements

On September 20, 1999, United Retail Group, Inc. (the "Company") and Limited Direct Associates, L.P. ("LDA") entered into a Right of First Refusal Agreement, dated as of September 17, 1999 (the "LDA Agreement"), pursuant to which LDA granted a right of first refusal to the Company to purchase any shares of common stock of the Company, $0.001 par value per share (the "Company Shares"), held by LDA which LDA may propose to sell, whether on the Nasdaq National Market System ("NASDAQ") or in negotiated or block transactions. Pursuant to the LDA Agreement, with respect to a proposed sale of Company Shares by LDA on NASDAQ, the notice of such proposed sale by LDA to the Company shall state the closing price for Company Shares on NASDAQ on the date of such notice, and if the Company wishes to exercise its right of first refusal, it must give notice electing to purchase such Company Shares at such price prior to the opening of trading on the following business day. LDA currently holds 1,600,000 Company Shares, which represent approximately 12% of the outstanding Company Shares.

Under the LDA Agreement, the Company has no obligation to purchase the Company Shares from LDA, except upon exercise by the Company of its right of first refusal thereunder, and LDA has no obligation to propose to sell any of its Company Shares. The agreement expires on September 17, 2000, unless extended by mutual consent of the parties.

In addition, on September 20, 1999, the Company and The Limited, Inc./Intimate Brands, Inc. Foundation (the "Foundation") entered into a Right of First Refusal Agreement, dated as of September 17, 1999 (the "Foundation Agreement" and, together with the LDA Agreement, the "Agreements"), pursuant to which the Foundation granted a right of first refusal to the Company to purchase any Company Shares held by the Foundation which the Foundation may propose to sell. The terms and conditions of the Foundation Agreement are similar to those of the LDA Agreement. The Foundation's holding of Company Shares is currently not material, although LDA has from time to time transferred Company Shares to the Foundation.

Any purchases of Company Shares by the Company from LDA under the LDA Agreement or the Foundation under the Foundation Agreement shall be included in the total authorized purchases under the Company's stock buyback program described in Item 5(c) of the Company's Current Report on Form 8-K, dated September 14, 1999.

The LDA Agreement and the Foundation Agreement are attached hereto as
Exhibit 10.1.

The description and summaries of each of the Agreements contained herein do not purport to be comprehensive or definitive, and reference is made to each of the Agreements for the complete details of all terms and conditions. All statements herein are qualified in their entirety by reference to each of the Agreements.

On September 21, 1999, the Company issued a press release disclosing the Agreements, a copy of which is filed as Exhibit 99 hereto.

b) Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.

The Board of Directors of the Company authorized a series of Preferred Stock of the Company designated as Series A Junior Participating Preferred Stock and represented by 150,000 shares, in connection with the Rights Agreement, dated as of September 14, 1999, by and between the Company and Continental Stock Transfer & Trust Company described in the Company's Current Report on Form 8-K, dated September 14, 1999. The Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, dated September 17, 1999, is attached hereto as Exhibit 3 and was filed with the Secretary of State of Delaware on September 17, 1999.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Exhibit
----------     -------
      3        Certificate of Designation, Preferences and Rights of Series
               A Junior Participating Preferred Stock dated September 17,
               1999.

      10.1.1 Right of First Refusal Agreement, dated as of September 17, 1999, between United Retail Group, Inc. and Limited Direct Associates, L.P.

      10.1.2 Right of First Refusal Agreement, dated as of September 17, 1999, between United Retail Group, Inc. and The Limited, Inc./Intimate Brands, Inc. Foundation.

      99       Press Release issued by the Company on September 21, 1999.






                                 SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      UNITED RETAIL GROUP, INC.



                                      By:     /s/ George R. Remeta
                                          -----------------------------------
                                          Name:  George R. Remeta
                                          Title: Vice Chairman and Chief
                                                 Administrative Officer


Date:  September 23, 1999



                             INDEX TO EXHIBITS



  Exhibit No.    Exhibit
  -----------    -------
     3           Certificate of Designation, Preferences and Rights of
                 Series A Junior Participating Preferred Stock dated
                 September 17, 1999.

     10.1.1 Right of First Refusal Agreement, dated as of September 17, 1999, between United Retail Group, Inc. and Limited Direct Associates, L.P.

     10.1.2 Right of First Refusal Agreement, dated as of September 17, 1999, between United Retail Group, Inc. and The Limited, Inc./Intimate Brands, Inc. Foundation.

       99        Press Release issued by the Company on September 21, 1999.